UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 23, 2009

Global Energy Holdings Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32918 (Commission File Number)	84-1169517 (I.R.S. Employer Identification No.)

3348 Peachtree Road, NE Suite 250, Tower Place 200 Atlanta, Georgia (Address of principal executive offices)		30326 (Zip Code)

Registrant’s telephone number, including area code:	(404) 814-2500

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01Other Events

On July 23, 2009 Global Energy Holdings Group, Inc. (“GNH”) completed the sale of 120,000 shares of Carbon Motors Corporation Series B Convertible Preferred Stock (“Series B Stock”) and a warrant to purchase 18,000 shares of Series B Stock for $1.05 per share for a total purchase price of $132,000 to Ariel Savannah Angel Partners, LLC.

GNH originally held 200,000 shares of Series B Stock and a warrant to purchase 30,000 shares of Series B Stock at an exercise price of $1.05 per share.  As a result of the July 23rd transaction, GNH now holds 80,000 shares of Series B Stock and a warrant to purchase 12,000 shares of Series B Stock for $1.05 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY HOLDINGS GROUP, INC.

Date:July 27, 2009	By:	/s/ Steven Paulik
Steven Paulik Interim Chief Financial Officer